EXHIBIT 32

CERTIFICATION PURSUANT TO SECTION 906 OF THE

SARBANES-OXLEY ACT OF 2002, 18 U.S.C. SECTION 1350

The undersigned, Elaina C. Rodgers, is an authorized officer of The Bank of New York Mellon Trust Company, N.A., the trustee of BP Prudhoe Bay Royalty Trust (the “registrant”).

This statement is being furnished in connection with the filing by the registrant of the registrant’s report on Form 10-Q for the quarterly period ended June 30, 2020 (the “Report”).

By execution of this statement, I certify that:

(A)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and

(B)

the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant as of the dates and for the periods covered by the Report.

Date: August 10, 2020

/s/ Elaina C. Rodgers
Elaina C. Rodgers
Vice President